UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2024 (February 29, 2024)

BigBear.ai Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40031	85-4164597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6811 Benjamin Franklin Drive, Suite 200

Columbia, MD 21046

(Address of principal executive offices, including Zip Code)

(410) 312-0885

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BBAI	New York Stock Exchange
Redeemable warrants, each full warrant exercisable for one share of common stock at an exercise price of $11.50 per share	BBAI.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Effective as of February 29, 2024, pursuant to the Agreement and Plan of Mergers (the “Merger Agreement”), dated November 4, 2023, by and among BigBear.ai Holdings, Inc. (“BBAI” or the “Company”), Pangiam Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub”), Pangiam Purchaser, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Company (“Pangiam Purchaser”), Pangiam Ultimate Holdings, LLC, a Delaware limited liability company (the “Seller”), and Pangiam Intermediate Holdings, LLC, a Delaware limited liability company (“Pangiam Intermediate”), (i) Merger Sub merged with and into Pangiam Intermediate, with Merger Sub ceasing to exist and Pangiam Intermediate surviving as a wholly-owned subsidiary of the Company (the “First Merger”), and (ii) immediately following the First Merger, Pangiam Intermediate merged with and into Pangiam Purchaser, with Pangiam Intermediate ceasing to exist and Pangiam Purchaser continuing as a wholly-owned subsidiary of the Company (the “Second Merger”, together with the First Merger, the “Mergers”).

As consideration for the Mergers and the related transactions contemplated by the Merger Agreement, BBAI issued a total of 61,838,072 shares of BBAI common stock, $0.0001 per share (the “Common Stock”) to Seller (based on a price per share of Common Stock of $1.3439 which represents the 20-day volume-weighted average price for Common Stock ending on the trading day immediately prior to the date of the Merger Agreement), representing a purchase price of $70 million (which was subject to customary adjustments for indebtedness, cash, working capital, and transaction expenses) (the “Purchase Price”) less $3.5 million that was held back from the Purchase Price at the time of the closing of the Mergers (the “Closing”) to cover any post-Closing downward adjustments to the Purchase Price. BBAI may issue up to $7 million of shares of Common Stock (based on the 20 day volume-weighted average price for the Common Stock ending on the trading day immediately prior to the settlement date) upon the final determination of any post-Closing adjustments to the Purchase Price.

Item 1.01. Entry into a Material Definitive Agreement.

Joinder & Second Amendment to Amended & Restated Investor Rights Agreement

On February 29, 2024, in connection with the Closing, BBAI entered into the Joinder & Second Amendment to Amended & Restated Investor Rights Agreement (the “IRA Amendment”) with BBAI Ultimate Holdings, LLC, AE BBAI Aggregator, LP, Seller and the other parties thereto. Under the IRA Amendment, Seller has become a party to the IRA and is treated as a “Holder” thereunder and is entitled to the same registration rights offered to other BBAI stockholders that are a party to the Amended & Restated Investors Rights Agreement, between BBAI and certain of its stockholders, including AE BBAI Aggregator, LP and BBAI Ultimate Holdings, LLC, dated as of December 6, 2021, as amended on July 20, 2023. Such description is qualified in its entirety by the complete text of the IRA Amendment, which is included as Exhibit 10.1, to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated herein by reference.

Item 8.01. Other Events.

Press Releases and Other Communications

On March 1, 2024, the Company issued a press release in connection with the Closing. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The unaudited condensed consolidated financial statements of Seller and its subsidiaries as of and for the nine months ended September 30, 2023 and September 30, 2022 are included in the section of the Proxy Statement beginning on page 142 titled “Financial Statements of Pangiam” and are incorporated herein by reference.

The audited consolidated financial statements of Seller and its subsidiaries for the years ended December 31, 2022 and December 31, 2021 are included in the section of the Proxy Statement beginning on page 107 titled “Financial Statements of Pangiam” and are incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial statements of the Company and Seller and its subsidiaries as of and for the nine months ended September 30, 2023 and for the year ended December 31, 2022 are included in the section of the Proxy Statement beginning on page 88 titled “Unaudited Pro Forma Condensed Combined Financial Information” and are incorporated herein by reference.

(d) Exhibits

Exhibit	Description

10.1	Joinder & Second Amendment to Amended & Restated Investor Rights Agreement, by and among BBAI, AE BBAI Aggregator, LP, BBAI Ultimate Holdings, LLC, Seller and the other parties thereto, dated as of December 6, 2021, as amended on July 20, 2023, effective as of February 29, 2024

99.1	Press Release, dated March 1, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2024	BIGBEAR.AI HOLDINGS, INC.

	By:	/s/ Sean Ricker
Sean Ricker Chief Accounting Officer

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